Exhibit 10.2

Letter of Guarantee To: SUZHOU AMSC SUPERCONDUCTOR CO. LTD, WHEREAS AMERICAN SUPERCONDUCTOR CORPORATION, SUZHOU AMSC SUPERCONDUCTOR CO. LTD and AMSC AUSTRIA GMBH and SINOVEL WIND GROUP CO. LTD. (“SINOVEL”) entered into a Settlement Agreement on _____, 2018, I, WEI Wenyuan (Chinese ID no. [XXX])(hereinunder the “Guarantor”), in true and free will, agree to provide an unconditional and irrevocable guarantee to SUZHOU AMSC SUPERCONDUCTOR CO. LTD (hereinunder the “AMSC”) that I will assume joint and several liabilities for the payment by SINOVEL according to Clause 4.1b of the Settlement Agreement. To be specific:

In accordance with Clause 4.1b of the above-mentioned Settlement Agreement, SINOVEL is obliged to make a payment to AMSC within ten (10) months after Judge James D. Peterson of the US District Court for the Western District of Wisconsin delivers the first sentence against Sinovel, which is expected on July 6, 2018, in an amount in RMB equivalent to twenty-five million (25,000,000) USD. The Guarantor agrees to bear joint and several liabilities for the payment of the above amount (“the Principal Debt”). If the payment is not made on the agreed due date for any reasons, including but not limited to bankruptcy or restructure procedures, upon request of AMSC, the Guarantor will unconditionally make payment of the above-mentioned amount to AMSC, within thirty (30) days after receiving a payment notice from AMSC. This Guarantee is valid until the Principal Debt is paid off. This Letter of Guarantee is governed by, and construed in accordance with, the laws of Mainland China. Any disputes relating to this Letter of Guarantee shall be settled in the same way as provided in the afore-mentioned Settlement Agreement, i.e. arbitration by the Hong Kong International Arbitration Centre. The Settlement Agreement is attached hereunder as the Appendix of this Letter of Guarantee. Signed by the Guarantor /s/ Wei Wenyuan 2018.07.03 Date